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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF THE COMPANY

         The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 1998. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.


                                                                                       State or
                                                                                   Jurisdiction of
                   Name                                                              Organization
                   ----                                                              ------------
Alarm Lock Systems, Inc.                                                              Delaware

Derringer Security Systems, Inc.                                                      New York

E.E. Electronic Components Inc.                                                       New York

NAPCO Security Systems International, Inc.                                            New York

Napco/Alarm Lock Exportadora, S.A.                                                    Dominican
                                                                                      Republic

NAPCO/Alarm Lock Grupo International, S.A.                                            Dominican
(formerly known as NSS Caribe, S.A.)                                                  Republic

NAPCO/Alarm Lock Exportadora, S.A.                                                    Dominican
                                                                                      Republic

NAPCO Group Europe, Limited                                                           England

UMI Manufacturing Corp.                                                               New York




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